© 2013 American Capital Agency Corp. All Rights Reserved. Morgan Stanley Financials Conference June 12, 2013

Nasdaq: AGNC 2 Safe Harbor Statement This presentation contains statements that, to the extent they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All such forward- looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. Actual outcomes and results could differ materially from those forecast due to the impact of many factors beyond the control of American Capital Agency Corp. (“AGNC”). All forward-looking statements included in this presentation are made only as of the date of this presentation and are subject to change without notice. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov. AGNC disclaims any obligation to update our forward-looking statements unless required by law. The following slides contain summaries of certain financial and statistical information about AGNC. They should be read in conjunction with our periodic reports that are filed from time to time with the SEC. Historical results discussed in this presentation are not indicative of future results. Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Nasdaq: AGNC Corporate Overview  Summary  American Capital Agency Corp. is a real estate investment trust that invests in and manages a levered portfolio of residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government-sponsored entity (Fannie Mae, Freddie Mac) or a U.S. government agency (Ginnie Mae) (collectively “Agency MBS”)  Our Investment Objective  Provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation  Our Investment Strategy  Invest across the Agency MBS universe  Relative value approach to asset selection  Actively manage the portfolio  Leverage and hedging strategies based on portfolio composition and market risks 3

Nasdaq: AGNC

Market Update

Agency MBS have underperformed swaps and treasuries recently as market participants positioned for higher rates and the possibility that the Federal Reserve (FED) may begin to taper its asset purchase program

Security	9/30/12	12/31/12	3/31/13	6/07/13	Q2TD 2013 % Δ	Q2TD 2013 Price Δ
Treasury Rates						
2 Yr UST	0.23%	0.25%	0.24%	0.30%	+0.06%	-0.01
5 Yr UST	0.63%	0.72%	0.77%	1.10%	+0.33%	-1.62
10 Yr UST	1.63%	1.76%	1.85%	2.17%	+0.32%	-2.91
Swap Rates						
2 Yr Swap	0.37%	0.39%	0.42%	0.48%	+0.06%	-0.11
5 Yr Swap	0.76%	0.86%	0.95%	1.29%	+0.34%	-1.63
10 Yr Swap	1.70%	1.84%	2.01%	2.37%	+0.36%	-3.24

Security	9/30/12	12/31/12	3/31/13	6/07/13	Q2TD 2013 Price Δ
30 Year Fixed Rate Mortgages					
3.00%	105.58	104.84	103.11	100.02	-3.09
3.50%	107.25	106.66	105.58	103.17	-2.41
4.00%	107.75	107.22	106.61	105.27	-1.34
4.50%	108.25	108.03	107.73	106.72	-1.01
5.00%	109.06	108.33	108.34	107.72	-0.62
5.50%	109.63	108.64	109.08	108.28	-0.80
6.00%	110.44	109.22	109.56	108.78	-0.78
15 Year Fixed Rate Mortgages					
2.50%	105.13	104.61	103.75	101.73	-2.02
3.00%	106.00	105.61	105.17	103.81	-1.36
3.50%	106.41	106.14	106.03	104.97	-1.06
4.00%	106.91	107.00	107.00	105.50	-1.50
4.50%	107.84	107.55	107.67	106.47	-1.20

Source: Bloomberg and dealer indications

Note: The price data above is provided for informational purposes only. It relates to generic securities and is not meant to be reflective of securities held by AGNC. Such prices can vary materially depending on the source

"Q2TD" means the period starting at the beginning of the second quarter 2013 and ending on June 7, 2013

American Capital Agency

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Nasdaq: AGNC

Specified Pool Pay-Ups Since QE3

The price pay-up for prepay protected MBS has fallen further in the second quarter as rates increased and investor sentiment continued to shift toward up rate protection

Specified Pool Price vs. Generic TBA Price ("Pay-up") (1)

Coupon	Pre-QE3 9/12/2012	12/31/2012	3/31/2013	Δ Q1 2013	6/7/2013	Δ Q2TD 2013
30 Year Lower Loan Balance Pay-ups ($85 K - $110 K Loan Balance)						
3.00%	0.13	0.69	0.13	-0.56	0.06	-0.07
3.50%	1.19	1.64	0.91	-0.73	0.50	-0.41
4.00%	3.00	4.19	3.28	-0.91	1.81	-1.47
30 Year HARP Pay-ups (95 - 100 LTV)						
3.00%	0.19	0.47	0.07	-0.40	0.00	-0.07
3.50%	1.36	1.52	0.70	-0.82	0.31	-0.39
4.00%	3.08	4.06	2.85	-1.21	1.31	-1.54

- **Pay-up risk going forward is expected to be significantly lower given the absolute price differential between prepay protected securities and TBA securities**
  - ✓ The weighted average pay-up of our TBA eligible fixed-rate pass through portfolio, inclusive of TBAs, as of May 31, 2013 was approximately $0.63

1. "Pay-ups" represent the value of the price premium of specified securities over generic TBA pools. The table above includes pay-ups for newly originated specified pools.

Source: Bloomberg and dealer indications

Note: The price data above is provided for informational purposes only. It relates to generic securities and is not meant to be reflective of securities held by AGNC. Such prices can vary materially depending on the source

"Q2TD" means the period starting at the beginning of the second quarter 2013 and ending on June 7, 2013

American Capital Agency

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Nasdaq: AGNC -30 -20 -10 0 10 20 30 40 50 60 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 2013 Agency MBS Spread Performance 6 Agency MBS spreads relative to swaps have widened significantly since the announcement of QE3 despite massive FED purchases totaling approximately $625 billion (1). We believe this result can be attributed to greater monthly MBS issuance volume, foreign and domestic investor sales, convexity hedging from levered investors and general concerns about higher interest rates that have kept potential buyers on the sidelines 30 Year Current Coupon Spread to LIBOR After Adjusting for Option Costs (2) ♦ Agency MBS spreads have widened quarter-to-date, causing a decline in our estimate of book value for the quarter similar to what we experienced in Q1 (3) ♦ Wider MBS spreads, although negative for current period book value, should provide more attractive investment opportunities going forward 2. Source: Credit Suisse June 6, 2013; Option adjusted spread accounts for embedded options and current market implied volatility QE3 Announced (9/12/12) 3. Estimate as of June 7, 2013. Not subject to normal quarterly closing / review process. As a result, actual performance could deviate materially. Jun-13 1. Dealer estimates September 2012 – May 2013

Nasdaq: AGNC AGNC’s Approach to the Current Environment ♦ Our leverage has remained within a reasonable band during the quarter despite declines in book value  Current aggregate leverage (TBAs + on balance sheet assets) is not significantly different from our first quarter average of 8.2x and has not been significantly higher at any point during the quarter We believe we are well positioned to increase leverage in the future if we feel the risk/return tradeoffs become more compelling ♦ We have also taken some actions to position our asset portfolio for the current environment such as reducing exposure to both lower coupon 30-year fixed-rate MBS and higher pay-up 4% coupon specified pools (1)  We have increased the duration of our hedges consistently as interest rates have moved higher during the second quarter  These actions will likely create some reduction in our earnings potential and our book value upside if rates fall and/or MBS spreads tighten materially; however, we believe they give us greater flexibility to respond to future market volatility 7 Given the recent significant volatility in global fixed-income markets and in MBS, we have continued to actively and consistently manage both our assets and our hedges during the quarter 1. As of June 7, 2013

Nasdaq: AGNC Managing Mortgage Extension Risk (1) 8 Our hedges, coupled with ongoing portfolio rebalancing actions, have allowed us to maintain a conservative interest rate risk profile despite the rise in interest rates (2) 1. Extension risk is the risk that the duration of a mortgage security increases in a rising rate environment. 2. As of June 7, 2013 3. Duration of liabilities, hedges and swaptions expressed relative to asset units The estimated duration gap sensitivity included in the table above is derived from models that are dependent on inputs and assumptions provided by third parties as well as by our investment team and, accordingly, actual results could differ materially from these estimates. The sensitivity analysis also assumes an instantaneous change in interest rates and, consequently, does not include the potential impact of ongoing portfolio rebalancing actions Duration Gap Sensitivity (years) as of 4/30/2013 Position Rates Up Rates Up 4/30/2013 100 Bps 200 Bps Total Mortgage Assets 3.6 5.7 6.6 Liabilities & Hedges (3) -3.8 -4.5 -4.8 Net Duration Gap -0.2 1.2 1.8 Duration Gap Sensitivity (years) as of 6/7/2013 Position Rates Up Rates Up 6/7/2013 100 Bps 200 Bps Total Mortgage Assets 5.2 6.3 6.6 Liabilities & Hedges (3) -4.5 -5.1 -5.3 Net Duration Gap 0.7 1.2 1.3

Nasdaq: AGNC

Significant Capacity to Withstand Market Disruptions

We believe we have the capacity to withstand significant market disruptions given that we have significant equity available to absorb potential reductions to book value, higher margin requirements, or other unexpected cash needs

Approximate Equity Uses


100%
80%
60%
40%
20%
0%
48%
29%
8%
7%
8%
Available
Repo Haircuts
TBA Margin
Prepays
Other Sources

Hypothetical Loss in Equity due to Mortgage Underperformance at Various Leverage Levels (1)

Under-Performance	6x	7x	8x	9x	10x
1 point	(7%)	(8%)	(9%)	(10%)	(11%)
2 points	(14%)	(16%)	(18%)	(20%)	(22%)
3 points	(21%)	(24%)	(27%)	(30%)	(33%)

- **Approximate equity uses based on positions as of March 31, 2013, including 5.7x on-balance sheet leverage and 2.4x off-balance sheet leverage and a 12% CPR assumption**
- **Repo haircuts generally cannot be changed by providers during the funding term**
- **TBA positions have favorable margin requirements relative to assets that are financed on-balance sheet through repo transactions**
- **Excess equity should be available to support underperformance of mortgages over a wide range of leverage scenarios**

American Capital Agency

1. Represents net percentage decline in assets versus hedges. This table is a simple math calculation multiplying the underperformance impact by leverage plus equity and importantly, it does not assume or attempt to estimate the impact of various external factors on equity. Thus, this table should be viewed for illustrative purposes only

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Nasdaq: AGNC 10 Outlook for MBS We believe the intermediate term outlook (next 3-12 months) is positive for Agency MBS given current valuations and favorable supply and demand dynamics even with gradual FED tapering ♦ It is reasonable to expect significant near term volatility in both interest rates and MBS spreads ♦ MBS spreads have widened to near long-term historical averages despite the ongoing purchases and massive holdings of Agency MBS by the FED ♦ Even if the FED begins tapering QE3 in September and completes the program by the end of Q1 2014 they will likely still purchase between $350 and $450 billion in additional MBS over the next 10 months (1) ♦ In conclusion, we believe the intermediate term landscape for Agency MBS should be favorable  Absent a significant decline in mortgage rates, gross MBS issuance will likely drop to less than $100 billion per month by late Q3 (1), compared to an average of more than $150 billion per month during Q1 2013 (2)  Money managers and some foreign investors have likely reduced mortgage holdings post QE3 and more attractive yields/spreads should encourage banks and other domestic demand for mortgages  Levered investor and servicer positions should be more balanced given recent price volatility as a meaningful portion of convexity hedging has probably already occurred  Lower outstanding tradable supply of Agency MBS can be expected given FED holdings of nearly $1.5 trillion by year end 1. Based on internal estimates 2. Based on Dealer estimate

Nasdaq: AGNC End of Formal Presentation